CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the captions of "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 185 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated September 29, 2020 with respect to the financial statements and financial highlights of USAA Aggressive Growth Fund, USAA Capital Growth Fund, USAA Growth & Income Fund, USAA Growth Fund, USAA High Income Fund, USAA Income Fund, USAA Income Stock Fund, USAA Intermediate- Term Bond Fund, USAA Money Market Fund, USAA Science & Technology Fund, USAA Short- Term Bond Fund, USAA Small Cap Stock Fund, and USAA Value Fund (each a series of USAA Mutual Funds Trust) for the year ended July 31, 2020 included in the Annual Report (Form N- CSR) for 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

November 25, 2020